UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2017

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

_____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2017, Rennova Health, Inc. (the “Company”) was notified by the Nasdaq that the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 11, 2017, to regain compliance. If at any time before December 11, 2017, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule. If the Company does not regain compliance by December 11, 2017, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement). As previously announced, the Securities Purchase Agreement, dated as of June 2, 2017, between the Company and the accredited investors party thereto, provides that the Company shall hold a meeting of stockholders at the earliest practicable date to obtain stockholder approval of at least a 1-for-8 reverse split of the Company’s common stock. Promptly following receipt of such stockholder approval, the Company shall cause the reverse split to occur.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2017, the Company held a Special Meeting of Stockholders to: (1) approve, for the purpose of Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock underlying Senior Secured Original Issue Discount Convertible Debentures and three series of Warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 15, 2017, and those certain Exchange Agreements, dated as of March 15, 2017, between the Company and the investors named therein, in an amount in excess of 19.99% of the Company’s common stock outstanding before the issuance of such Senior Secured Original Issue Discount Convertible Debentures and Warrants; and (2) authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Proposal 1 was approved by the Company’s stockholders. Set forth below are the final voting results for the proposal submitted to a vote of the stockholders at the Special Meeting. For more information regarding the proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2017.

Proposal 1: To approve, for the purpose of Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock underlying Senior Secured Original Issue Discount Convertible Debentures and three series of Warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 15, 2017, and those certain Exchange Agreements, dated as of March 15, 2017, between the Company and the investors named therein, in an amount in excess of 19.99% of the Company’s common stock outstanding before the issuance of such Senior Secured Original Issue Discount Convertible Debentures and Warrants.

For	2,759,422
Against	435,378
Abstain	310,348

Because Proposal 1 was approved by the stockholders, Proposal 2, to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present; to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, was not voted on at the Special Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2017	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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